Exhibit 21

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2006

Entity Name	State/Country of Incorporation
Albatre-Servicos de Consultadoria e Marketing, Sociedade Unipessoal Lda	Portugal
Anoxina-Servicos de Consultadoria, Sociedade Unipessoal Lda	Portugal
Australia Holdings Inc.	Delaware
Beesail Limited	England
Carlyle Scroll Holdings Inc.	Delaware
Carrier Air Conditioning Pty. Limited	Australia
Carrier Air Conditioning Sales and Service (Shanghai) Co., Ltd.	China
Carrier Asia Limited	Hong Kong
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Corporation	Delaware
Carrier Espana, SL	Spain
Carrier HVACR Investments B.V.	Netherlands
Carrier Ltd.	Korea
Carrier Mexico S.A. de C.V.	Mexico
Carrier Sales and Distribution, LLC	Delaware
Carrier S.C.S	France
Carrier Singapore (PTE) Limited	Singapore
Carrier SpA	Italy
Carrier Transicold Europe S.C.S.	France
Carrier Transicold Pte. Ltd	Singapore
CEAM – Costruzioni Elettromeccaniche Ascensori e Montacarichi S.r.l.	Italy
Ceesail Limited	England
China Tianjin Otis Elevator Company, Ltd.	China
Chubb Securite	France
Chubb Security Australia Pty Ltd	Australia
Claverham Group Limited	England
Counterforce USA L.P.	Texas
Derco Aerospace, Inc.	Wisconsin
Eagle Services Asia Private Limited	Singapore
Elevadores Otis Ltda.	Brazil
Empresas Carrier, S.A. De C.V.	Mexico
Fyrnetics (Hong Kong) Limited	Hong Kong
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand de Puerto Rico, Inc.	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Hamilton Sundstrand International Holdings Ltd.	Cayman Islands
Hamilton Sundstrand Pacific Aerospace PTE Ltd.	Singapore
Hamilton Sundstrand Power Systems, Inc.	Delaware
Helicopter Support, Inc.	Connecticut
Ie Pe Ge B.V.	Netherlands
InfoTech Enterprises, Ltd.	India
International Comfort Products, LLC	Delaware
Kaysail Limited	England
Keystone Helicopter Corporation	Pennsylvania
Kidde Finance Limited	England
Kidde Finance NOK	England
Kidde Graviner Limited	England
Kidde Holdings Limited	England
Kidde International Limited	England
Kidde Investments US 1 Limited	England
Kidde Investments US 1 LLC	Delaware
Kidde Investments US 2	England
Kidde Ireland Finance	Ireland
Kidde Luxembourg UK 2	England
Kidde Technologies Inc. (*)	Delaware
Kidde UK Holdings Limited	England
KNA Inc.	Delaware
Latin American Holding, Inc.	Delaware

Linde Frigera Spol. s.r.o.	Czech Republic
Linde Kältetechnik GmbH	Germany
Microtecnica Srl	Italy
Milton Roy Company	Pennsylvania
Nippon Otis Elevator Company	Japan
Otis Canada, Inc.	Canada
Otis Elevator (China) Investment Company Limited	China
Otis Elevator Company [NJ]	New Jersey
Otis Elevator Company (India) Limited	India
Otis Elevator Company Pty. Ltd.	Australia
Otis Elevator Korea	Korea
Otis Far East Holdings Limited	Hong Kong
Otis GmbH & Co. OHG	Germany
Otis Holdings GmbH & Co. OHG	Germany
Otis International Holdings UK Limited	England
Otis Investments Plc	England
Otis Limited	England
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Otis S.p.A.	Italy
Otis Srl	Italy
Otis U.K. Holdings, Ltd.	England
Pacific Coast Elevator Corporation	Delaware
Parkview Participations LLC	Delaware
Pratt & Whitney Canada Corp.	Canada
Pratt & Whitney Canada Holdings Corp.	Canada
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Holdings LLC	Cayman Islands
Pratt & Whitney Military Aftermarket Services, Inc.	Delaware
Pratt & Whitney Norway Engine Center AS	Norway
Pratt & Whitney Power Systems, Inc.	Delaware
Pratt & Whitney Rocketdyne, Inc.	Delaware
Pratt & Whitney Services, Inc.	Delaware
Pratt Aero Limited Partnership	Canada
Ratier-Figeac, SAS	France
Schweizer Aircraft Corporation	Delaware
Shanghai Yileng Carrier Air Conditioning Equipment Company Limited	China
Sikorsky Aircraft Corporation	Delaware
Sikorsky Export Corporation	Delaware
Sikorsky International Operations, Inc.	Delaware
Sirius Korea Limited	England
Springer Carrier Ltda.	Brazil
Sullair Corporation	Indiana
Sundyne Corporation	Delaware
Turbine Overhaul Services Pte Ltd	Singapore
United Technologies Australia Holdings Limited	Australia
United Technologies Canada, Limited	Canada
United Technologies Cortran, Inc.	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance (U.K.) Limited	England
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Italy Srl	Italy
United Technologies Holdings Limited	England
United Technologies Holdings S.A.	France
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International Operations, Inc.	Delaware
United Technologies International SAS	France

United Technologies Luxembourg S.a.r.l.	Luxembourg
United Technologies Paris SNC	France
United Technologies Treasury Center, Inc.	Delaware
UT Finance Corporation	Delaware
UT Holdings (U.K.) LLC	Delaware
UT Insurance (Vermont) Inc.	Vermont
UT Luxembourg Holding II S.a.r.l.	Luxembourg
UT Park View, Inc.	Delaware
UT Treasury Services L.P.	Canada
UTC Canada Corporation	Canada
UTC Fuel Cells, LLC	Delaware
UTC Power, LLC	Delaware
UTCL Holdings, Limited	Canada
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France
Walter Kidde Portable Equipment Inc.	Delaware
Wytwornia Sprzetu Komunikacyjnego “PZL-Rzeszow” S.A.	Poland
Xizi Otis Elevator Company Limited	China
Zardoya Otis, S.A.	Spain

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

*	Kidde Technologies, Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.